Exhibit 10.65

NINTH AMENDMENT TO THE TRUIST FINANCIAL CORPORATION PENSION PLAN (October 1, 2020 Restatement)

WHEREAS, Truist Financial Corporation (the “Company”) sponsors the Truist Financial Corporation Pension Plan (the “Plan”) was originally adopted effective as of October 1, 1944;

WHEREAS, the Company desires to amend the Plan to reflect the sale of Sterling Capital Management, LLC to an unrelated third party in a stock transaction;

WHEREAS, the Company desires to simplify the Plan’s amendment and restatement procedures;

WHEREAS, the Company desires to clarify the Plan’s claim procedures; and

    WHEREAS, Section 7.2 of the Plan provides that the Company’s Board of Directors may amend the Plan at any time and from time to time.

NOW, THEREFORE, effective as provided below, the Plan is hereby amended in the respects hereinafter set forth:
(1)Effective as of July 2, 2024, a new Section 3.7 is added to the Plan to read as follows:

3.7    Sterling Capital Management 2024 Sale: For participants who will cease to be active participants solely due to the sale of Sterling Capital Management, LLC, such participants shall be fully vested in their accrued benefit under the Plan.

(2)Effective as of July 2, 2024, Exhibit A of the Plan is amended to remove Sterling Capital Management, LLC from the Plan’s list of Participating Employers.

(3)Effective as of January 1, 2024, Section 7.2.1 is deleted in its entirety and replaced with the following:
    7.2.1 In General: The Board, acting on behalf of the Participating Employers shall have the right at any time and from time to time to amend or terminate the plan and the trust agreement, provided, that (i) except as provided in Sections 7.1 and 10.1, no such amendment or termination may divert the trust funds to purposes other than the exclusive benefit of the participants; and (ii) no such amendment that alters the duties, responsibilities or liabilities of the Trustee may be made unless the Trustee consents thereto in writing. No amendment to the plan shall decrease a participant’s accrued benefit as of the date of such amendment, except to the extent permitted by Section 412(c)(8) of the Code. A plan amendment that has the effect of decreasing a participant’s accrued benefit or eliminating an optional form of distribution shall be treated as reducing an accrued benefit. Notwithstanding the foregoing, and until otherwise decided by the Board, a Senior Executive Vice President of the Company shall have the authority to (i) amend the plan to (A) comply with changes in laws or government rules or regulations

Exhibit 10.65
applicable to the plan, (B) maintain the tax-qualified status of the plan, (C) provide for the merger or consolidation of another plan into this     plan, or the transfer of the assets or liabilities of another plan to this plan, and, in connection therewith to comply with the provisions of the Treasury Regulations under Section 411(d)(6) of the Code, (D) revise the Exhibits attached hereto, and (E) make any other amendment provided that the financial impact on the Company of such amendment is below the Sarbanes-Oxley materiality threshold as of the time of such amendment; and (ii) restate the Plan to incorporate all previously adopted amendments or to update the Plan to comply with changes in laws or government rules or regulations applicable to the Plan. See Section 10 for provisions regarding termination of the Plan.

(4)Effective as of January 1, 2024, a new Section 13.4.4 is added to read as follows:

13.4.4 Exhaustion of Administrative Remedies. All claimants under this Plan must exhaust the administrative remedies under the Plan's claims procedures before taking action, including but not limited to, pursuing any remedies available under ERISA Section 502(a) in any other forum.

(5)Effective as of January 1, 2024, a new Section 13.4.5 is added to read as follows:

13.4.5 Time Limit on Legal Action. Any suit or legal action initiated by a claimant under this Plan must be brought by the claimant no later than one (1) year following the date on which he submitted the last required appeal under these claims procedures. The one (1)-year statute of limitations on suits shall apply in any forum where a claimant initiates such suit or legal action. If a civil action is not filed within this one (1) year period, the claimant's claim will be deemed permanently waived and abandoned, and the claimant shall be barred from bringing an action under ERISA related to his claim.

BE IT FURTHER RESOLVED, that effective as of the date hereof, that the appropriate officers of the Company are hereby empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such instruments and documents, and each of them hereby is, authorized to take all further action and to execute and deliver such further instruments and documents, in the name of the Company, with such modifications not materially affecting their provisions as he or she may deem necessary or appropriate in order to fully carry out the intent and accomplish the purpose of the foregoing amendments.

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Executed on this 18th day of November, 2024.

TRUIST FINANCIAL CORPORATION

By: /s/ Kimberly Moore-Wright

Title: Senior Executive Vice President
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